ASX Announcement                                       Group Corporate
                                                       Affairs

                                                       National Australia
                                                       Bank Limited
                                                       ABN 12004044937500
                                                       Bourke Street
                                                       Melbourne
                                                       Victoria  3000
                                                       Australia

                                                       Telephone: (03) 8641 3580
                                                       Facsimile: (03) 8641 4925



Melbourne - Saturday 2 March 2002


National completes the sale of HomeSide's operating assets


National Australia Bank today announced the completion of the sale of HomeSide Lending, Inc.'s operating platform and all of its operating assets to Washington Mutual Inc as at 1 March 2002 on terms consistent with the original sale announcement.

The National retains HomeSide Lending Inc.'s mortgage servicing rights and related financial hedges.


For further information contact:

Brandon Phillips
0419 369 058
National Australia Bank